Exhibit 99.2

MIDDLEFIELD BANC CORP.

CONSOLIDATED BALANCE SHEET

(Dollar amounts in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2025	2024

ASSETS
Cash and due from banks	$81,372	$46,037
Federal funds sold	22,333	9,755
Cash and cash equivalents	103,705	55,792
Investment securities available for sale, at fair value	155,855	165,802
Other investments	1,131	855
Loans held for sale	209	-
Loans:
Commercial real estate:
Owner occupied	221,600	181,447
Non-owner occupied	390,354	412,291
Multifamily	88,899	89,849
Residential real estate	366,307	353,442
Commercial and industrial	269,422	229,034
Home equity lines of credit	159,805	143,379
Construction and other	104,843	103,608
Consumer installment	5,794	6,564
Total loans	1,607,024	1,519,614
Less: allowance for credit losses	23,029	22,447
Net loans	1,583,995	1,497,167
Premises and equipment, net	21,428	20,565
Premises and equipment held for sale	998	-
Goodwill	36,356	36,356
Core deposit intangibles	4,862	5,611
Bank-owned life insurance	35,335	35,259
Accrued interest receivable and other assets	35,019	35,952
TOTAL ASSETS	$1,978,893	$1,853,359
LIABILITIES
Deposits:
Noninterest-bearing demand	$410,612	$377,875
Interest-bearing demand	232,452	208,291
Money market	528,246	414,074
Savings	180,547	197,749
Time	270,445	247,704
Total deposits	1,622,302	1,445,693
Federal Home Loan Bank advances	106,000	172,400
Other borrowings	11,502	11,660
Accrued interest payable and other liabilities	14,969	13,044
TOTAL LIABILITIES	1,754,773	1,642,797
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,966,196 and 9,953,018 shares issued; 8,086,886 and 8,073,708 shares outstanding	162,349	161,999
Additional paid-in capital	1,041	246
Retained earnings	120,514	109,299
Accumulated other comprehensive loss	(18,875)	(20,073)
Treasury stock, at cost; 1,879,310 and 1,879,310 shares	(40,909)	(40,909)
TOTAL STOCKHOLDERS' EQUITY	224,120	210,562
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,978,893	$1,853,359

See accompanying notes to unaudited consolidated financial statements.

 MIDDLEFIELD BANC CORP.

CONSOLIDATED STATEMENT OF INCOME

(Dollar amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$25,485	$23,441	$73,994	$69,258
Interest-earning deposits in other institutions	299	348	915	1,171
Federal funds sold	192	143	467	417
Investment securities:
Taxable interest	538	528	1,594	1,500
Tax-exempt interest	958	962	2,878	2,900
Dividends on stock	136	191	469	578
Total interest and dividend income	27,608	25,613	80,317	75,824

INTEREST EXPENSE
Deposits	8,972	8,792	25,646	24,681
Short-term borrowings	918	1,575	3,135	5,488
Other borrowings	153	173	436	530
Total interest expense	10,043	10,540	29,217	30,699

NET INTEREST INCOME	17,565	15,073	51,100	45,125

Provision for (Recovery of) credit losses	392	2,234	(19)	2,185

NET INTEREST INCOME AFTER PROVISON FOR (RECOVERY OF) CREDIT LOSSES	17,173	12,839	51,119	42,940

NONINTEREST INCOME
Service charges on deposit accounts	1,072	959	3,122	2,839
Gain (loss) on equity securities	17	14	(24)	(65)
Earnings on bank-owned life insurance	228	246	951	700
Gain on sale of loans	158	56	221	135
Revenue from investment services	306	206	884	679
Gain on exchange of real estate	-	-	1,229	-
Gross rental income	-	-	-	67
Other income	543	262	963	944
Total noninterest income	2,324	1,743	7,346	5,299

NONINTEREST EXPENSE
Salaries and employee benefits	6,883	6,201	20,165	18,645
Occupancy expense	604	627	1,958	1,780
Equipment expense	249	203	722	704
Data processing and information technology costs	1,240	1,248	3,784	3,665
Ohio state franchise tax	399	399	1,197	1,193
Federal deposit insurance expense	267	255	801	762
Professional fees	700	539	1,819	1,654
Advertising expense	386	283	1,201	1,210
Software amortization expense	94	74	279	117
Core deposit intangible amortization	250	257	749	773
Loss on premises and equipment held for sale	18	-	711	-
Gross other real estate owned expenses	-	-	-	99
Other expense	2,008	1,785	5,556	5,136
Total noninterest expense	13,098	11,871	38,942	35,738

Income before income taxes	6,399	2,711	19,523	12,501
Income taxes	1,079	371	3,216	1,830

NET INCOME	$5,320	$2,340	$16,307	$10,671

EARNINGS PER SHARE
Basic	$0.66	$0.29	$2.02	$1.32
Diluted	$0.65	$0.29	$2.01	$1.32

See accompanying notes to unaudited consolidated financial statements.

MIDDLEFIELD BANC CORP.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(Dollar amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net income	$5,320	$2,340	$16,307	$10,671

Other comprehensive income (loss):
Unrealized holding gain (loss) on securities available for sale	5,142	3,786	1,517	(490)
Tax effect	(1,080)	(795)	(319)	103
Total other comprehensive income (loss)	4,062	2,991	1,198	(387)

Comprehensive income (loss)	$9,382	$5,331	$17,505	$10,284

See accompanying notes to unaudited consolidated financial statements.

MIDDLEFIELD BANC CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Retained	Comprehensive	Treasury	Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Stock	Equity

Balance, June 30, 2025	9,960,503	$162,195	$811	$116,892	$(22,937)	$(40,909)	$216,052

Net income				5,320			5,320
Other comprehensive income					4,062		4,062
Shares issued for stock grants	5,693	154					154
Restricted stock grants			230				230
Cash dividends ($0.21 per share)				(1,698)			(1,698)

Balance, September 30, 2025	9,966,196	$162,349	$1,041	$120,514	$(18,875)	$(40,909)	$224,120

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Retained	Comprehensive	Treasury	Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Stock	Equity

Balance, June 30, 2024	9,946,454	$161,823	$-	$105,342	$(19,468)	$(40,909)	$206,788

Net income				2,340			2,340
Other comprehensive income					2,991		2,991
Shares issued for stock grants	3,888	93					93
Restricted stock grants			108				108
Cash dividends ($0.20 per share)				(1,615)			(1,615)

Balance, September 30, 2024	9,950,342	$161,916	$108	$106,067	$(16,477)	$(40,909)	$210,705

See accompanying notes to unaudited consolidated financial statements.

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Retained	Comprehensive	Treasury	Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Stock	Equity

Balance, December 31, 2024	9,953,018	$161,999	$246	$109,299	$(20,073)	$(40,909)	$210,562

Net income				16,307			16,307
Other comprehensive income					1,198		1,198
Shares issued for stock grants	13,178	350					350
Restricted stock grants			795				795
Cash dividends ($0.63 per share)				(5,092)			(5,092)

Balance, September 30, 2025	9,966,196	$162,349	$1,041	$120,514	$(18,875)	$(40,909)	$224,120

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-in	Retained	Comprehensive	Treasury	Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Stock	Equity

Balance, December 31, 2023	9,930,704	$161,388	$-	$100,237	$(16,090)	$(39,854)	$205,681

Net income				10,671			10,671
Other comprehensive loss					(387)		(387)
Shares issued for stock grants	19,638	528					528
Restricted stock grants			108				108
Common shares repurchased (43,858)						(1,055)	(1,055)
Cash dividends ($0.60 per share)				(4,841)			(4,841)

Balance, September 30, 2024	9,950,342	$161,916	$108	$106,067	$(16,477)	$(40,909)	$210,705

See accompanying notes to unaudited consolidated financial statements.

MIDDLEFIELD BANC CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollar amounts in thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$16,307	$10,671
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for (recovery of) credit losses	(19)	2,185
Impairment loss on premises and equipment held for sale	711	-
Gain on exchange of real estate	(1,229)	-
Loss (gain) on equity securities	24	65
Software amortization expense	279	117
Amortization of premium and discount on investment securities, net	416	421
Amortization of core deposit intangibles	749	773
Depreciation, amortization, and accretion, net	(483)	(47)
Stock-based compensation, net	2,120	482
Origination of loans held for sale	(7,066)	(5,638)
Proceeds from sale of loans held for sale	7,078	5,524
Loss (gain) on sale of loans held for sale	(221)	(135)
Earnings on bank-owned life insurance	(951)	(700)
Deferred income tax	631	(45)
Decrease (increase) in accrued interest receivable	(278)	265
Increase (decrease) in accrued interest payable	709	3,950
Other, net	(1,103)	(3,078)
Net cash provided by (used in) operating activities	17,674	14,809

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from repayments and maturities	11,048	1,871
Purchases	-	(1,898)
Other Investments:
Purchases	(300)	(5)
Decrease (increase) in loans, net	(79,497)	(26,460)
Purchase of loans	(6,103)	-
Proceeds from bank-owned life insurance	892	-
Purchase of premises and equipment	(2,336)	(368)
Purchase of restricted stock	(4,937)	(723)
Redemption of restricted stock	6,513	2,691
Net cash provided by (used in) investing activities	(74,720)	(24,892)

FINANCING ACTIVITIES
Net increase (decrease) in deposits	176,609	86,167
Net increase (decrease) in Federal Home Loan Bank advances	(66,400)	(57,000)
Repayment of other borrowings	(158)	(151)
Repurchase of common shares	-	(1,055)
Cash dividends	(5,092)	(4,841)
Net cash provided by (used in) financing activities	104,959	23,120

Increase (decrease) in cash and cash equivalents	47,913	13,037

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	55,792	60,836

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$103,705	$73,873

	For the Nine Months Ended
	September 30,
	2025	2024
SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Interest on deposits and borrowings	$28,508	$26,749
Income taxes	3,300	2,130

Noncash investing transactions:
Exchange of real estate, net	$1,229	$-
Transfer from premises and equipment, net to premises and equipment held for sale	1,016	-

See accompanying notes to unaudited consolidated financial statements.

MIDDLEFIELD BANC CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements of Middlefield Banc Corp. ("Company") include its bank subsidiary, The Middlefield Banking Company (“MBC” or “Bank”), and a nonbank asset resolution subsidiary EMORECO, Inc. The consolidated financial statements also include the accounts of MBC’s subsidiaries, Middlefield Investments, Inc. (“MI”) and MB Insurance Services (“MIS”). All significant inter-company items have been eliminated. On March 13, 2019, MBC established MI as an operating subsidiary to hold and manage an investment portfolio. On September 30, 2025, MI’s assets consist of a cash account, available-for-sale investment securities, and related accrued interest accounts. MI may only hold and manage investments and may not engage in any other activity without prior approval of the Ohio Division of Financial Institutions. In the first quarter of 2022, MBC established MIS as an operating subsidiary to offer retail and business customers various insurance services, including home, renters, automobile, pet, identity theft, travel, and professional liability insurance. On September 30, 2025, MIS assets consist of a cash account, a prepaid asset, and an accounts receivable. As a result of the bank merger of Liberty National Bank and MBC on December 1, 2022, Middlefield Banc Corp. acquired a 100% ownership interest in LBSI Insurance, LLC (“LBSI”), a wholly owned financial subsidiary of Liberty National Bank. LBSI did not operate after the merger, and its existence ended January 19, 2024. All significant intercompany items have been eliminated between MBC and these subsidiaries.

The unaudited consolidated financial statements have been prepared in conformity with the instructions to Form 10-Q and Article 10 of Regulation SX. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. The financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2024. The interim consolidated financial statements include all adjustments (consisting of only normal recurring items) that, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of operations for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for a full year.

Accounting Pronouncements Adopted in 2025

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require entities to disclose specific categories in the rate reconciliation and provide additional information for material reconciling items. The ASU also requires the disclosure of income taxes paid disaggregated by jurisdiction. The amendments in this ASU are effective for public business entities for annual periods beginning after December 15, 2024. The guidance should be applied on a prospective or retrospective basis. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220- 40): Disaggregation of Income Statement Expenses. The guidance requires public companies to disclose additional information about certain types of costs and expenses in the footnotes. The new standard requires a tabular disclosure of defined natural expense categories along with expenses subject to existing disclosure requirements. The amendment should be applied on a prospective basis with the option for retrospective application. The amendments in this ASU are effective for annual periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The effective date was clarified in ASU 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which was issued in January 2025. These ASUs are not expected to have a significant impact on the Company’s financial statements.

In August 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The guidance relates to the calculation of current expected credit losses for current accounts receivable and contract assets arising from revenue transactions accounted for under ASC 606, Revenue from Contracts with Customers.  The guidance provides a practical expedient to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period. The guidance is effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years.  This guidance is to be adopted on a prospective basis. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software.  The guidance makes targeted improvements to the accounting for internal-use software by updating guidance for when entities will begin capitalizing eligible costs.  The scope includes costs incurred to develop or obtain software for internal use, costs incurred to implement a cloud computing arrangement as a customer, and website development costs. This ASU is effective for annual periods beginning after December 15, 2027, and interim periods within those annual periods.  Adoption can be applied on a prospective basis, a modified basis for in-process projects, or a retrospective basis. Early adoption is permitted.  We are currently reviewing the impact that the ASU will have on the Company’s financial statements.

NOTE 2 – REVENUE RECOGNITION

Following ASC Topic 606, Revenue from Contracts with Customers (Topic 606), management determined that the primary sources of revenue, which emanate from interest income on loans and investments, along with noninterest revenue resulting from equity security gains (losses), gains on the sale of loans, rental income, BOLI income, and gain on exchange of real estate, are not within the scope of ASC 606. For the nine months ended September 30, 2025, these revenue sources cumulatively comprise 94.3% of the total revenue of the Company.

The main types of noninterest income within the scope of the standard are as follows:

Service charges on deposit accounts – The Company has contracts with its deposit customers whereby fees are charged if the account balance falls below predetermined levels defined as compensating balances. These agreements can be canceled at any time by either the Company or the deposit customer. Revenue from these transactions is recognized monthly as the Company has an unconditional right to the fee consideration. The Company also has transaction fees related to specific customer requests or activities that include overdraft fees, online banking fees, and other transaction fees. All of these fees are attributable to specific performance obligations of the Company where the revenue is recognized at a defined point in time, which is the completion of the requested service/transaction.

Revenue from investment services – The Company earns investment services revenue through its referral agreement with LPL Financial. The performance obligation to investment management customers is satisfied over time, and therefore, revenue is recognized over time. The Company generally receives trailing investment services revenue in arrears and recognizes the revenue when the monthly statement with referral revenue is received.

Miscellaneous fee income – Fees earned on other services, such as ATM surcharge fees, money order fees, and check fees, are recognized at the time of the event or the applicable billing cycle.

The following table depicts the disaggregation of revenue derived from contracts with customers to depict the nature, amount, timing, and uncertainty of revenue and cash flows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollar amounts in thousands)	2025	2024	2025	2024
Service charges on deposit accounts:
Overdraft fees	$268	$249	$787	$748
ATM banking fees	479	489	1,394	1,419
Service charges and other fees	324	221	941	672
Gain (loss) on equity securities ⁽ª⁾	17	14	(24)	(65)
Earnings on bank-owned life insurance ⁽ª⁾	228	246	951	700
Gain on sale of loans ⁽ª⁾	158	56	221	135
Revenue from investment services	306	206	884	679
Gain on exchange of real estate ⁽ª⁾	-	-	1,229	-
Miscellaneous fee income	105	106	295	301
Gross rental income ⁽ª⁾	-	-	-	67
Other income	439	156	668	643
Total noninterest income	$2,324	$1,743	$7,346	$5,299

(a) Not within scope of ASC 606

NOTE 3 - EARNINGS PER SHARE

The Company provides a dual presentation of basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the average shares outstanding. Diluted earnings per share adds the dilutive effects of restricted stock to average shares outstanding.

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation for the three and nine months ended September 30, 2025 and 2024:

	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Weighted-average common shares outstanding	9,963,968	9,950,342	9,960,883	9,946,146

Average treasury stock shares	(1,879,310)	(1,879,310)	(1,879,310)	(1,869,706)

Weighted-average common shares and common stock equivalents used to calculate basic earnings per share	8,084,658	8,071,032	8,081,573	8,076,440

Additional common stock equivalents (restricted stock) used to calculate diluted earnings per share	62,837	15,840	48,640	15,840

Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	8,147,495	8,086,872	8,130,213	8,092,280

At September 30, 2025, there were no anti-dilutive shares and 27,793 anti-dilutive shares at September 30, 2024, excluded from the calculation of diluted earnings per share related to restricted stock awards.

NOTE 4 - ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following table presents the changes in accumulated other comprehensive income (loss) (“AOCI”) by component, net of tax, for the three and nine months ended September 30, 2025, and 2024, respectively:

(Dollar amounts in thousands)	Unrealized holding gain (loss) on securities available-for-sale
Balance at June 30, 2025	$(22,937)
Other comprehensive income⁽ª⁾	4,062
Balance at September 30, 2025	$(18,875)

Balance at December 31, 2024	$(20,073)
Other comprehensive income⁽ª⁾	1,198
Balance at September 30, 2025	$(18,875)

(Dollar amounts in thousands)	Unrealized holding gain (loss) on securities available-for-sale
Balance at June 30, 2024	$(19,468)
Other comprehensive income⁽ª⁾	2,991
Balance at September 30, 2024	$(16,477)

Balance at December 31, 2023	$(16,090)
Other comprehensive loss⁽ª⁾	(387)
Balance at September 30, 2024	$(16,477)

(a)	All amounts are net of tax.

There were no other reclassifications of amounts from AOCI for the three and nine months ended September 30, 2025, and 2024.

NOTE 5 - FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. GAAP establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following levels:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:

Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are valued using other financial instruments, the parameters of which can be directly observed.

Level III:

Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

This hierarchy requires the use of observable market data when available.

The following tables present the assets measured at fair value on a recurring basis on the Consolidated Balance Sheet by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2025
(Dollar amounts in thousands)	Level I	Level II	Level III	Total
Assets measured on a recurring basis:
Subordinated debt	$-	$21,893	$1,679	$23,572
Obligations of states and political subdivisions	-	124,373	-	124,373
Mortgage-backed securities in government-sponsored entities	-	7,910	-	7,910
Total investment securities available for sale	-	154,176	1,679	155,855

Equity securities	743	-	-	743
Interest rate derivative assets		547		547
Liabilities measured on a recurring basis:
Interest rate derivative liabilities		547		547

	December 31, 2024
(Dollar amounts in thousands)	Level I	Level II	Level III	Total
Assets measured on a recurring basis:
Subordinated debt	$-	$25,830	$6,639	$32,469
Obligations of states and political subdivisions	-	124,966	-	124,966
Mortgage-backed securities in government-sponsored entities	-	8,367	-	8,367
Total investment securities available for sale	-	159,163	6,639	165,802

Equity securities	753	-	-	753

Investment Securities Available for Sale - An independent pricing service provides the Company fair values determined by pricing models using a market approach that considers observable market data, such as interest rate volatilities, benchmarked yield curve, credit spreads and prices from market makers and live trading systems. These securities have been categorized in Level II. Level III securities are assets whose fair value cannot be determined by using observable measures. The inputs to the valuation methodology of these securities are unobservable and significant to the fair value measurement. Currently, this category includes certain subordinated debt investments that are valued based on the discounted cash flow approach assuming a yield curve of similarly structured instruments.

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of specific financial instruments could result in a different estimate of fair value at the reporting date. Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective period-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments following the respective reporting dates may be different from the amounts reported at each period-end.

Equity Securities - Equity securities that are traded on a national securities exchange are valued at their last reported sales price as of the measurement date. Equity securities traded in the over-the-counter (“OTC”) markets and listed securities for which no sale was reported on that date are generally valued at their last reported “bid” price if held long, and last reported “ask” price if sold short. To the extent equity securities are actively traded and valuation adjustments are not applied, they are categorized in Level I of the fair value hierarchy.

Interest Rate Derivatives - An independent third-party values interest rate derivatives using pricing models based on a discounted cash flow methodology.  The models take into account both Level I and Level II inputs such as swap rates, deposit rates, and other market-based rates and curves. A Level II categorization has been assigned. Interest rate derivatives are included in "accrued interest receivable and other assets" and "accrued interest payable and other liabilities" on the Consolidated Balance Sheet.

The following table presents the fair value reconciliation of Level III assets measured at fair value on a recurring basis.

	Subordinated debt
(Dollar amounts in thousands)	September 30, 2025	December 31, 2024
Beginning of year	$6,639	$8,801
Settlements	(5,000)	-
Transfers out of Level III (1)	-	(2,250)
Net change in unrealized loss on investment securities available-for-sale	40	88
End of year	$1,679	$6,639

(1)

Transfers between hierarchy levels are based on the availability of sufficient observable inputs to meet Level II versus Level III criteria. The level designation of each financial instrument is reassessed at the end of each period.

The following table presents the assets measured at fair value on a non-recurring basis on the Consolidated Balance Sheet by level within the fair value hierarchy.

	September 30, 2025
(Dollar amounts in thousands)	Level I	Level II	Level III	Total
Assets measured on a non-recurring basis:
Premises and equipment held for sale	$-	$-	$998	$998
Collateral-dependent loans	-	-	6,007	6,007

	December 31, 2024
(Dollar amounts in thousands)	Level I	Level II	Level III	Total
Assets measured on a non-recurring basis:
Collateral-dependent loans	$-	$-	$3,321	$3,321

Premises and Equipment Held for Sale - Premises and equipment held for sale consist of a branch location held for sale.  The Company has measured impairment on branch locations held for sale based on the fair value of the property. Fair value is based on the listed selling price, which is predominately determined using market transactions for similar properties. In some cases, management may adjust the sales price due to changes in market conditions, length of time that the property has been on the market, or other factors that a market participant may take into account when valuing the property. Additionally, management estimates expected costs to sell the property. If the fair value of the premises and equipment held for sale is less than the carrying amount, a charge is taken to reduce the property to its fair value (less estimated selling costs), and the property is included in the above table as a Level III measurement in the period in which the adjustment is recorded. If the fair value of the property exceeds the carrying amount, then the property is not included in the above table as it is not currently being carried at its fair value. The fair values in the preceding tables include selling costs of $53,000 for September 30, 2025.

Collateral-Dependent Loans – The Company has measured expected credit loss on collateral-dependent individually analyzed loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based on independent third-party appraisals of the properties. In some cases, management may adjust the appraised value due to the age of the appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was completed. Additionally, management makes estimates about expected costs to sell the property, which are also included in the net realizable value. If the fair value of the collateral-dependent loan is less than the carrying amount of the loan, a specific reserve for the loan is made in the allowance for credit losses, or a charge-off is taken to reduce the loan to the fair value of the collateral (less estimated selling costs), and the loan is included in the above table as a Level III measurement in the period in which the adjustment is recorded. If the fair value of the collateral exceeds the carrying amount of the loan, then the loan is not included in the above table as it is not currently being carried at its fair value. The fair values in the preceding tables include selling costs of $1.8 million and $968,000 for September 30, 2025, and December 31, 2024

The following table presents additional quantitative information about assets measured at fair value on a non-recurring basis and for which the Company uses Level III inputs to determine fair value:

	September 30, 2025
(Dollar amounts in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Collateral-dependent loans	$6,007	Appraisal of collateral	Appraisal adjustments	12.8 - 29.2% (25.2%)
Premises and equipment held for sale	$998	Sale price	Adjustments to selling price	5.0%

	December 31, 2024
(Dollar amounts in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Collateral-dependent loans	$3,321	Appraisal of collateral	Appraisal adjustments	0 - 23.9% (23.9%)

The estimated fair value of the Company’s financial instruments not recorded at fair value on a recurring basis is as follows:

	September 30, 2025
	Carrying				Total
(Dollar amounts in thousands)	Value	Level I	Level II	Level III	Fair Value
Financial assets:
Net loans	$1,583,995	$-	$-	$1,572,635	$1,572,635
Mortgage servicing rights	1,423	-	-	2,398	2,398

Financial liabilities:
Non-maturing deposits	$1,351,857	$1,351,857	$-	$-	$1,351,857
Time deposits	270,445	-	-	269,408	269,408
Other borrowings	11,502	-	-	11,502	11,502

	December 31, 2024
	Carrying				Total
(Dollar amounts in thousands)	Value	Level I	Level II	Level III	Fair Value
Financial assets:
Net loans	$1,497,167	$-	$-	$1,462,650	$1,462,650
Mortgage servicing rights	1,497	-	-	2,522	2,522

Financial liabilities:
Non-maturing deposits	$1,197,989	$1,197,989	$-	$-	$1,197,989
Time deposits	247,704	-	-	245,999	245,999
Other borrowings	11,660	-	-	11,660	11,660

Included within other borrowings is an $8.2 million note payable, which matures in December 2037. These borrowings were used to form a special purpose entity to issue $8.0 million of floating rate, obligated mandatorily redeemable securities. The rate adjusts quarterly, equal to SOFR plus 1.67%. The borrowing is a floating rate instrument, and any difference between the cost and fair value is insignificant.

In addition to the financial instruments included in the above tables, cash and cash equivalents, bank-owned life insurance, Federal Home Loan Bank (the “FHLB”) stock, other investments, accrued interest receivable, FHLB advances, finance lease liabilities, and accrued interest payable, are carried at cost, which approximates the fair value of the instruments.

NOTE 6 – INVESTMENT AND EQUITY SECURITIES

The amortized cost and fair values of investment securities available for sale are as follows:

	September 30, 2025
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollar amounts in thousands)	Cost (a)	Gains	Losses	Value
Subordinated debt	$24,500	$85	$(1,013)	$23,572
Obligations of states and political subdivisions:
Tax-exempt	146,851	21	(22,499)	124,373
Mortgage-backed securities in government-sponsored entities	8,396	46	(532)	7,910
Total	$179,747	$152	$(24,044)	$155,855

(a)	Accrued interest of $1.4 million is excluded from amortized cost and presented in "accrued interest receivable and other assets" on the Consolidated Balance Sheet.

	December 31, 2024
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollar amounts in thousands)	Cost (a)	Gains	Losses	Value
Subordinated debt	$34,300	$67	$(1,898)	$32,469
Obligations of states and political subdivisions:
Tax-exempt	147,767	4	(22,805)	124,966
Mortgage-backed securities in government-sponsored entities	9,144	1	(778)	8,367
Total	$191,211	$72	$(25,481)	$165,802

(a)	Accrued interest of $1.5 million is excluded from amortized cost and presented in "accrued interest receivable and other assets" on the Consolidated Balance Sheet.

The amortized cost and fair value of investment securities at September 30, 2025, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
(Dollar amounts in thousands)	Cost	Value
Due in one year or less	$70	$70
Due after one year through five years	8,051	7,887
Due after five years through ten years	47,775	46,255
Due after ten years	123,851	101,643
Total	$179,747	$155,855

There were no investment securities sold during the three and nine months ended September 30, 2025, or the year ended December 31, 2024.

Investment securities with an approximate carrying value of $115.2 million and $112.1 million on September 30, 2025, and December 31, 2024, respectively, were pledged to secure deposits and for other purposes as required by law.

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.

	September 30, 2025
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(Dollar amounts in thousands)	Value	Losses	Value	Losses	Value	Losses
Subordinated debt	$727	$(23)	$19,761	$(989)	$20,487	$(1,013)
Obligations of states and political subdivisions:
Tax-exempt	-	-	111,984	(22,499)	111,984	(22,499)
Mortgage-backed securities in government-sponsored entities	1,026	(3)	5,093	(529)	6,119	(532)
Total	$1,753	$(26)	$136,838	$(24,017)	$138,590	$(24,044)

	December 31, 2024
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(Dollar amounts in thousands)	Value	Losses	Value	Losses	Value	Losses
Subordinated debt	$10,632	$(368)	$20,770	$(1,530)	$31,402	$(1,898)
Obligations of states and political subdivisions:
Tax-exempt	15,456	(487)	102,484	(22,318)	117,940	(22,805)
Mortgage-backed securities in government-sponsored entities	1,986	(49)	5,118	(729)	7,104	(778)
Total	$28,074	$(904)	$128,372	$(24,577)	$156,446	$(25,481)

Every quarter, the Company evaluates investment securities with unrealized losses to determine if the decline in fair value has resulted from credit losses or other factors. There were 3 securities in an unrealized loss position for less than twelve months and 173 securities in an unrealized loss position for twelve months or greater on September 30, 2025. Unrealized losses on investment securities available for sale have not been recognized into income because we do not intend to sell and it is more likely than not that we will not be required to sell any of the securities in an unrealized loss position before recovery of their amortized cost. The unrealized losses on investment securities were attributable to changes in interest rates and not related to the credit quality of these issuers. As of September 30, 2025 and December 31, 2024, no allowance for credit losses was required on investment securities available for sale.

Other investments, which primarily represent equity securities, totaled $1.1 million and $855,000 at September 30, 2025 and December 31, 2024, respectively. The Company recognized a gain on other investments of $17,000 and $14,000 for the three months ended September 30, 2025, and 2024, respectively. The Company recognized a loss on other investments of ($24,000) and ($65,000) for the nine months ended September 30, 2025 and 2024, respectively.

NOTE 7 – LOANS AND RELATED ALLOWANCE FOR CREDIT LOSSES

The following table summarizes the loan portfolio by primary segment and class of financial receivable:

	September 30,	December 31,
(Dollar amounts in thousands)	2025 ⁽¹⁾⁽²⁾	2024 ⁽¹⁾⁽²⁾
Commercial real estate:
Owner occupied	$221,600	$181,447
Non-owner occupied	390,354	412,291
Multifamily	88,899	89,849
Residential real estate	366,307	353,442
Commercial and industrial	269,422	229,034
Home equity lines of credit	159,805	143,379
Construction and other	104,843	103,608
Consumer installment	5,794	6,564
Total loans	1,607,024	1,519,614
Less: Allowance for credit losses	(23,029)	(22,447)
Net loans	$1,583,995	$1,497,167

(1)

Accrued interest of $5.9 million and $5.5 million at September 30, 2025 and December 31, 2024, respectively, is excluded from amortized cost and presented in "accrued interest receivable and other assets" on the Consolidated Balance Sheets.

(2)	Unearned income, including net deferred loan fees and costs and unamortized premiums and discounts, totaled $6.6 million and $8.2 million at September 30, 2025 and December 31, 2024, respectively.

Allowance for Credit Losses: Loans

The methodology for calculating the allowance for credit losses considers the possibility of expected loss over the life of the loan. It also considers historical loss rates and other qualitative adjustments, as well as a new forward-looking component that considers reasonable and supportable forecasts over the expected life of each loan. To develop the ACL estimate under the current expected loss model, the Company segments the loan portfolio into loan pools based on loan type and similar credit risk elements. An ACL is maintained to absorb losses from the loan portfolio. The ACL is based on management’s continuing evaluation of the risk characteristics and credit quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of collateral, past and anticipated loss experience, and the amount of nonperforming loans. Refer to Note 1 – Summary of Significant Accounting Policies under the heading "Allowance for Credit Losses - Loans" of our 2024 Form 10-K for additional information on the Bank’s methodology for estimating the ACL.

Management reviews the loan portfolio quarterly using a defined, consistently applied process to make appropriate and timely adjustments to the ACL. When information confirms all or part of specific loans to be uncollectible, these amounts are promptly charged off against the ACL.

The following tables summarize the ACL within the primary segments of the loan portfolio and the activity within those segments:

	For the Three Months Ended September 30, 2025
	Balance				Balance
(Dollar amounts in thousands)	June 30, 2025	Charge-offs	Recoveries	Provision	September 30, 2025
Commercial real estate:
Owner occupied	$2,538	$-	$92	$311	$2,941
Non-owner occupied	4,628	-	-	291	4,919
Multifamily	1,057	-	-	107	1,164
Residential real estate	5,801	(18)	35	171	5,989
Commercial and industrial	3,014	(50)	9	453	3,426
Home equity lines of credit	988	-	-	19	1,007
Construction and other	4,234	-	-	(721)	3,513
Consumer installment	75	-	39	(44)	70
Total	$22,335	$(68)	$175	$587	$23,029

	For the Three Months Ended September 30, 2024
	Balance				Balance
(Dollar amounts in thousands)	June 30, 2024	Charge-offs	Recoveries	Provision	September 30, 2024
Commercial real estate:
Owner occupied	$2,058	$(45)	$-	$177	$2,190
Non-owner occupied	7,981	(1,341)	-	1,716	8,356
Multifamily	1,268	-	-	125	1,393
Residential real estate	4,891	-	-	219	5,110
Commercial and industrial	2,430	(35)	9	8	2,412
Home equity lines of credit	813	-	-	56	869
Construction and other	2,290	-	-	(159)	2,131
Consumer installment	64	(5)	35	(29)	65
Total	$21,795	$(1,426)	$44	$2,113	$22,526

	For the Nine Months Ended September 30, 2025
	Balance				Balance
(Dollar amounts in thousands)	December 31, 2024	Charge-offs	Recoveries	Provision	September 30, 2025
Commercial real estate:
Owner occupied	$2,100	$-	$105	$736	$2,941
Non-owner occupied	8,364	(18)	7	(3,434)	4,919
Multifamily	1,310	-	-	(146)	1,164
Residential real estate	5,236	(19)	71	701	5,989
Commercial and industrial	2,427	(55)	179	875	3,426
Home equity lines of credit	897	(4)	8	106	1,007
Construction and other	2,052	-	-	1,461	3,513
Consumer installment	61	(44)	104	(51)	70
Total	$22,447	$(140)	$474	$248	$23,029

	For the Nine Months Ended September 30, 2024
	Balance				Balance
(Dollar amounts in thousands)	December 31, 2023	Charge-offs	Recoveries	Provision	September 30, 2024
Commercial real estate:
Owner occupied	$2,668	$(45)	$11	$(444)	$2,190
Non-owner occupied	4,480	(1,341)	-	5,217	8,356
Multifamily	1,796	-	-	(403)	1,393
Residential real estate	5,450	-	-	(340)	5,110
Commercial and industrial	4,377	(35)	24	(1,954)	2,412
Home equity lines of credit	750	(7)	1	125	869
Construction and other	1,990	-	-	141	2,131
Consumer installment	182	(11)	118	(224)	65
Total	$21,693	$(1,439)	$154	$2,118	$22,526

The total ACL increased by $582,000, or 2.6%, from December 31, 2024 to September 30, 2025. The increase was driven by portfolio activity, updated assumptions, and the economic outlook. For 2024 and 2025, the Bank utilized unemployment rate data from Federal Open Market Committee ("FOMC") within the model to forecast credit losses in the portfolio. The FOMC Summary of Economic Projections for the Civilian Unemployment Rate – Central Tendency – High used in the September 30, 2025 calculation projects a slight decrease in the unemployment rate from the prior quarter.  The prepayment rates, probability of default (“PD”), and loss given default (“LGD”) assumptions were updated with the March 31, 2025 calculation in accordance with our policy to refresh assumptions on an annual basis. Prepayment rate assumptions are based on Bank data, while PD and LGD assumptions are determined using peer benchmark data.  To the extent that credit risk is not fully identified within the forecasts and calculated reserve, management has made qualitative adjustments to the ACL balance.

The fluctuation in the ACL during the nine months ended September 30, 2025, can be attributed to the following along with general increases and decreases in loan segment balances as well as charge-offs and recoveries that occurred during the period:

•

Decrease in ACL for non-owner occupied CRE loans is due to (1) a decrease in PDs and LGDs based on using Bank data for the first 12 months of the forecast and reverting to peer benchmark data for the remainder of the forecast and (2) a decrease in the maximum loss rate used in the qualitative adjustment, partially offset by (1) a decrease in prepayment rates, (2) an increase in the qualitative adjustment to adjust for a change in the Credit team, and (3) one individually analyzed loan requiring a reserve at September 30, 2025 that did not require a reserve at December 31, 2024. In addition, there was a decrease of $21.9 million in the non-owner occupied loan segment balance.

•	Increase in ACL for construction and other loans is due to (1) the impact of a decrease in prepayment rates and an increase in PDs and LGDs causing an increase in the calculated reserve and (2) an increase in the qualitative adjustment to adjust for a change in the Credit team. In addition, there was an increase of $1.2 million in the construction and other loan segment balance.
•	Increase in ACL for commercial and industrial loans is due to (1) the impact of a decrease in prepayment rates, (2) an increase in the qualitative adjustment to adjust for a change in the Credit team, and (3) one individually analyzed loan requiring a reserve at September 30, 2025 that did not require a reserve at December 31, 2024. Additionally, there was an increase of $40.4 million in the commercial and industrial loan segment balance.
•	Increase in ACL for owner occupied CRE loans is due to (1) the impact of a decrease in prepayment rates and an overall increase in PDs and (2) an increase in the qualitative adjustment to adjust for a change in the Credit team. Additionally, the balance in this loan segment increased by $40.2 million during the period.
•

Increase in ACL for residential real estate loans is due to a decrease in prepayment rates, partially offset by a decrease in PDs and LGDs in the calculation reserve.  In addition, there was a $12.7 million increase in the balance for this loan segment.

Credit Quality Indicators

Management evaluates individual loans in all of the commercial segments for possible impairment based on guidelines established by the Board of Directors. Loans are individually analyzed when, based on current information and events, the Company will probably be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in evaluating credit loss include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall concerning the principal and interest owed. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made quarterly.

Management uses a nine-point internal risk-rating system to monitor the credit quality of the overall loan portfolio. The first five categories are considered not criticized and are aggregated as Pass rated. The criticized rating categories utilized by management generally follow bank regulatory definitions. The Special Mention category includes assets that are currently protected but have potential weaknesses, resulting in undue and unwarranted credit risk, but not to the point of justifying a Substandard classification. Loans in the Substandard category have well-defined weaknesses that jeopardize the liquidation of the debt and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. All loans greater than 90 days past due are considered Substandard. A loan categorized as Doubtful contains all of the weaknesses as a Substandard loan with the added characteristic that the weaknesses are so pronounced that the collection or liquidation in full of both principal and interest is highly questionable or improbable. Any portion of a loan that has been charged off is placed in the Loss category.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Company has a structured loan rating process with several layers of internal and external oversight. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as payment delinquency, bankruptcy, repossession, or death, occurs to raise awareness of a possible credit quality loss. The Company’s Commercial Loan Officers are responsible for the timely and accurate risk rating of the loans in their portfolios at origination and on an ongoing basis. The Credit Department performs an annual review of all commercial relationships with loan balances of $750,000 or greater. Detailed reviews, including plans for resolution, are performed on criticized loans of $150,000 or more on at least a quarterly basis. Loans in the Special Mention and Substandard categories that are collectively evaluated for impairment are given separate consideration in the determination of the ACL.

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due.

The following table represents outstanding loan balances by credit quality indicators and vintage year by class of financing receivable and current period gross charge-offs by year of origination as of and for the nine months ended September 30, 2025:

	September 30, 2025
	Term Loans Amortized Cost Basis by Origination Year						Revolving Amortized
(Dollar amounts in thousands)	2025	2024	2023	2022	2021	Prior	Cost Basis	Total
Commercial real estate:
Owner occupied
Pass	$32,496	$17,688	$26,103	$31,492	$38,894	$57,387	$6,118	$210,178
Special Mention	-	-	3,691	-	-	-	-	3,691
Substandard	-	862	-	4,498	371	2,000	-	7,731
Total Owner occupied	$32,496	$18,550	$29,794	$35,990	$39,265	$59,387	$6,118	$221,600
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-
Non-owner occupied
Pass	$15,387	$7,427	$54,719	$94,460	$47,044	$141,040	$743	$360,820
Special Mention	-	-	-	387	-	234	-	621
Substandard	-	-	-	2,496	635	25,782	-	28,913
Total Non-owner occupied	$15,387	$7,427	$54,719	$97,343	$47,679	$167,056	$743	$390,354
Current-period gross charge-offs	$-	$-	$-	$-	$-	$18	$-	$18
Multifamily
Pass	$-	$2,885	$45,017	$18,823	$6,742	$15,432	$-	$88,899
Total Multifamily	$-	$2,885	$45,017	$18,823	$6,742	$15,432	$-	$88,899
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-
Residential real estate
Pass	$35,764	$44,302	$49,963	$57,160	$65,975	$110,348	$312	$363,824
Substandard	-	-	157	445	617	1,264	-	2,483
Total Residential real estate	$35,764	$44,302	$50,120	$57,605	$66,592	$111,612	$312	$366,307
Current-period gross charge-offs	$-	$-	$-	$-	$-	$19	$-	$19
Commercial and industrial
Pass	$38,498	$45,765	$30,265	$21,242	$7,912	$19,990	$79,216	$242,888
Special Mention	-	-	3,547	291	331	212	19,026	23,407
Substandard	-	-	1,413	16	-	276	1,422	3,127
Total Commercial and industrial	$38,498	$45,765	$35,225	$21,549	$8,243	$20,478	$99,664	$269,422
Current-period gross charge-offs	$-	$-	$-	$-	$50	$5	$-	$55
Home equity lines of credit
Pass	$-	$269	$22	$233	$-	$2,864	$155,296	$158,684
Substandard	-	-	233	191	-	287	410	1,121
Total Home equity lines of credit	$-	$269	$255	$424	$-	$3,151	$155,706	$159,805
Current-period gross charge-offs	$-	$-	$-	$-	$-	$4	$-	$4
Construction and other
Pass	$4,660	$56,254	$19,057	$1,889	$998	$1,906	$17,346	$102,110
Special Mention	-	-	-	-	-	188	-	188
Substandard	-	-	491	-	-	746	1,308	2,545
Total Construction and other	$4,660	$56,254	$19,548	$1,889	$998	$2,840	$18,654	$104,843
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-
Consumer installment
Pass	$1,051	$1,025	$597	$182	$69	$2,677	$-	$5,601
Substandard	-	-	-	-	-	193	-	193
Total Consumer installment	$1,051	$1,025	$597	$182	$69	$2,870	$-	$5,794
Current-period gross charge-offs	$-	$-	$-	$-	$-	$44	$-	$44
Total Loans	$127,856	$176,477	$235,275	$233,805	$169,588	$382,826	$281,197	$1,607,024

Total Loans Summary
Pass	$127,856	$175,615	$225,743	$225,481	$167,634	$351,644	$259,031	$1,533,004
Special Mention	-	-	7,238	678	331	634	19,026	27,907
Substandard	-	862	2,294	7,646	1,623	30,548	3,140	46,113
Total Loans	$127,856	$176,477	$235,275	$233,805	$169,588	$382,826	$281,197	$1,607,024

The following table represents outstanding loan balances by credit quality indicators and vintage year by class of financing receivable and current period gross charge-offs by year of origination as of and for the year ended December 31, 2024:

	December 31, 2024
	Term Loans Amortized cost Basis by Origination Year						Revolving Amortized
(Dollar amounts in thousands)	2024	2023	2022	2021	2020	Prior	Cost Basis	Total
Commercial real estate:
Owner occupied
Pass	$12,424	$20,265	$33,389	$39,025	$25,532	$39,393	$4,394	$174,422
Special Mention	-	-	-	389	-	772	-	1,161
Substandard	974	-	4,535	-	-	355	-	5,864
Total Owner occupied	$13,398	$20,265	$37,924	$39,414	$25,532	$40,520	$4,394	$181,447
Current-period gross charge-offs	$-	$-	$-	$-	$-	$45	$-	$45
Non-owner occupied
Pass	$7,542	$63,559	$96,624	$49,009	$20,230	$133,530	$905	$371,399
Special Mention	-	-	2,506	-	-	2,002	-	4,508
Substandard	-	-	3,719	635	-	32,030	-	36,384
Total Non-owner occupied	$7,542	$63,559	$102,849	$49,644	$20,230	$167,562	$905	$412,291
Current-period gross charge-offs	$-	$-	$-	$-	$-	$1,341	$-	$1,341
Multifamily
Pass	$2,930	$36,113	$21,978	$7,437	$10,057	$11,324	$10	$89,849
Total Multifamily	$2,930	$36,113	$21,978	$7,437	$10,057	$11,324	$10	$89,849
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-
Residential real estate
Pass	$45,347	$50,820	$61,963	$69,982	$36,067	$86,492	$291	$350,962
Substandard	34	169	115	635	-	1,527	-	2,480
Total Residential real estate	$45,381	$50,989	$62,078	$70,617	$36,067	$88,019	$291	$353,442
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-
Commercial and industrial
Pass	$48,654	$33,860	$31,305	$13,512	$18,864	$4,888	$74,169	$225,252
Special Mention	2,263	-	-	-	-	-	832	3,095
Substandard	214	10	-	-	305	84	74	687
Total Commercial and industrial	$51,131	$33,870	$31,305	$13,512	$19,169	$4,972	$75,075	$229,034
Current-period gross charge-offs	$-	$180	$23	$12	$-	$-	$-	$215
Home equity lines of credit
Pass	$244	$-	$166	$183	$133	$2,041	$139,214	$141,981
Substandard	-	68	150	-	34	493	653	1,398
Total Home equity lines of credit	$244	$68	$316	$183	$167	$2,534	$139,867	$143,379
Current-period gross charge-offs	$-	$-	$-	$-	$-	$7	$-	$7
Construction and other
Pass	$31,361	$48,177	$2,418	$1,223	$506	$1,368	$14,909	$99,962
Special Mention	-	-	834	-	-	221	-	1,055
Substandard	-	493	-	-	-	1,171	927	2,591
Total Construction and other	$31,361	$48,670	$3,252	$1,223	$506	$2,760	$15,836	$103,608
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-
Consumer installment
Pass	$1,539	$1,047	$381	$112	$36	$3,284	$-	$6,399
Substandard	-	-	3	-	-	162	-	165
Total Consumer installment	$1,539	$1,047	$384	$112	$36	$3,446	$-	$6,564
Current-period gross charge-offs	$-	$-	$2	$6	$-	$30	$-	$38
Total Loans	$153,526	$254,581	$260,086	$182,142	$111,764	$321,137	$236,378	$1,519,614

Total Loans Summary
Pass	$150,041	$253,841	$248,224	$180,483	$111,425	$282,320	$233,892	$1,460,226
Special Mention	2,263	-	3,340	389	-	2,995	832	9,819
Substandard	1,222	740	8,522	1,270	339	35,822	1,654	49,569
Total Loans	$153,526	$254,581	$260,086	$182,142	$111,764	$321,137	$236,378	$1,519,614

Collateral-dependent Loans

The following table presents individually analyzed and collateral-dependent loans by classes of loan type as of September 30, 2025:

	September 30, 2025
	Type of Collateral
(Dollar amounts in thousands)	Real Estate	Blanket Lien	Investment/Cash	Other	Total
Commercial real estate:
Owner occupied	$2,718	$-	$-	$-	$2,718
Non-owner occupied	21,976	-	-	-	21,976
Residential real estate	617	-	-	-	617
Commercial and industrial	-	833	-	-	833
Construction and other	491	-	-	-	491
Total	$25,802	$833	$-	$-	$26,635

The following table presents individually analyzed and collateral-dependent loans by classes of loan type as of December 31, 2024:

	December 31, 2024
	Type of Collateral
(Dollar amounts in thousands)	Real Estate	Blanket Lien	Investment/Cash	Other	Total
Commercial real estate:
Owner occupied	$3,198	$-	$-	$-	$3,198
Non-owner occupied	24,881	-	-	-	24,881
Residential real estate	617	-	-	-	617
Commercial and industrial	214	-	-	-	214
Construction and other	493	-	-	-	493
Total	$29,403	$-	$-	$-	$29,403

At September 30, 2025 and December 31, 2024, the Company reported $1.3 million and $352,000, respectively, in residential real estate loans in the process of foreclosure.

Nonperforming and Past Due Loans

The following table presents the aging of the recorded investment in past-due loans by class of loans as of September 30, 2025:

	September 30, 2025
		30-59 Days	60-89 Days	90 Days+	Total	Total
(Dollar amounts in thousands)	Current	Past Due	Past Due	Past Due	Past Due	Loans
Commercial real estate:
Owner occupied	$221,097	$381	$-	$122	$503	$221,600
Non-owner occupied	382,342	-	-	8,012	8,012	390,354
Multifamily	88,899	-	-	-	-	88,899
Residential real estate	362,419	1,971	755	1,162	3,888	366,307
Commercial and industrial	269,422	-	-	-	-	269,422
Home equity lines of credit	158,779	509	149	368	1,026	159,805
Construction and other	104,352	-	-	491	491	104,843
Consumer installment	5,598	3	-	193	196	5,794
Total	$1,592,908	$2,864	$904	$10,348	$14,116	$1,607,024

The following table presents the aging of the recorded investment in past-due loans by class of loans as of December 31, 2024:

	December 31, 2024
		30-59 Days	60-89 Days	90 Days+	Total	Total
(Dollar amounts in thousands)	Current	Past Due	Past Due	Past Due	Past Due	Loans
Commercial real estate:
Owner occupied	$180,752	$513	$122	$60	$695	$181,447
Non-owner occupied	402,924	1,355	-	8,012	9,367	412,291
Multifamily	89,756	93	-	-	93	89,849
Residential real estate	349,645	2,216	562	1,019	3,797	353,442
Commercial and industrial	226,669	81	2,284	-	2,365	229,034
Home equity lines of credit	142,484	366	102	427	895	143,379
Construction and other	103,115	-	-	493	493	103,608
Consumer installment	6,479	41	44	-	85	6,564
Total	$1,501,824	$4,665	$3,114	$10,011	$17,790	$1,519,614

The following tables present the recorded investment in nonaccrual loans and loans 90 and greater days past due and still on accrual by class of loans:

	September 30, 2025
	Nonaccrual	Nonaccrual		Loans Past
	with no	with	Total	Due Over 90 Days	Total
(Dollar amounts in thousands)	ACL	ACL	Nonaccrual	Still Accruing	Nonperforming
Commercial real estate:
Owner occupied	$3,580	$-	$3,580	$-	$3,580
Non-owner occupied	15,865	6,111	21,976	-	21,976
Residential real estate	617	1,467	2,084	-	2,084
Commercial and industrial	-	859	859	-	859
Home equity lines of credit	-	745	745	-	745
Construction and other	491	-	491	-	491
Consumer installment	193	-	193	-	193
Total	$20,746	$9,182	$29,928	$-	$29,928

	December 31, 2024
	Nonaccrual	Nonaccrual		Loans Past
	with no	with	Total	Due Over 90 Days	Total
(Dollar amounts in thousands)	ACL	ACL	Nonaccrual	Still Accruing	Nonperforming
Commercial real estate:
Owner occupied	$974	$301	$1,275	$-	$1,275
Non-owner occupied	21,265	3,616	24,881	-	24,881
Multifamily	-	-	-	-	-
Residential real estate	617	1,377	1,994	-	1,994
Commercial and industrial	-	159	159	-	159
Home equity lines of credit	-	1,017	1,017	-	1,017
Construction and other	-	493	493	-	493
Consumer installment	162	3	165	-	165
Total	$23,018	$6,966	$29,984	$-	$29,984

Interest income that would have been recorded had these loans not been placed on nonaccrual status was $474,000 and $1.3 million for the three and nine months ended September 30, 2025, respectively, and $852,000 and $1.2 million for the three and nine months ended September 30, 2024, respectively.

Modifications for Borrowers Experiencing Financial Difficulty

The following disclosures are for loan modifications for borrowers experiencing financial difficulty. The Bank may modify the contractual terms of a loan to a borrower experiencing financial difficulty to mitigate the risk of loss. Such modifications may include a term extension, interest rate reduction, significant payment deferral, other modifications, or a combination of modification types. In general, any delay in payment of greater than 90 days in the last 12 months is considered to be a significant payment deferral. The ACL for loans modified for borrowers experiencing financial difficulty is determined using the Bank's ACL policy as described in Note 1 - Summary of Significant Accounting Policies under the heading "Allowance for Credit Losses - Loans" in our 2024 Form 10-K.

The tables below detail the amortized cost basis at the end of the reporting period of the loans modified to borrowers experiencing financial difficulty, disaggregated by class of loans and type of concessions granted, and the financial effect of the modifications during the three and nine months ended September 30, 2025, and 2024:

	For the Three Months Ended September 30, 2025
			Payment	Interest Rate	Interest Rate		Percentage of
			Deferral	Reduction	Reduction		Total Loans
	Payment	Term	and Term	and Term	and Principal		Held for
(Dollar amounts in thousands)	Deferral	Extension	Extension	Past Due	Forgiveness	Total	Investment
Commercial real estate:
Owner occupied	$2,224	$-	$-	$-	$-	$2,224	0.1%
Total	$2,224	$-	$-	$-	$-	$2,224	0.1%

	For the Three Months Ended September 30, 2024
			Payment	Interest Rate	Interest Rate		Percentage of
			Deferral	Reduction	Reduction		Total Loans
	Payment	Term	and Term	and Term	and Principal		Held for
(Dollar amounts in thousands)	Deferral	Extension	Extension	Past Due	Forgiveness	Total	Investment
Commercial real estate:
Non-owner occupied	$-	$13,482	$-	$-	$-	$13,482	0.9%
Total	$-	$13,482	$-	$-	$-	$13,482	0.9%

	For the Nine Months Ended September 30, 2025
			Payment	Interest Rate	Interest Rate		Percentage of
			Deferral	Reduction	Reduction		Total Loans
	Payment	Term	and Term	and Term	and Principal		Held for
(Dollar amounts in thousands)	Deferral	Extension	Extension	Past Due	Forgiveness	Total	Investment
Commercial real estate:
Owner occupied	$2,224	$-	$-	$-	$-	$2,224	0.1%
Residential real estate	57	-	-	-	-	57	0.0%
Commercial and industrial	-	889	-	-	-	889	0.1%
Home equity lines of credit	-	100	-	-	-	100	0.0%
Construction and other	-	2,055	-	-	-	2,055	0.1%
Total	$2,281	$3,044	$-	$-	$-	$5,325	0.3%

	For the Nine Months Ended September 30, 2024
			Payment	Interest Rate	Interest Rate		Percentage of
			Deferral	Reduction	Reduction		Total Loans
	Payment	Term	and Term	and Term	and Principal		Held for
(Dollar amounts in thousands)	Deferral	Extension	Extension	Past Due	Forgiveness	Total	Investment
Commercial real estate:
Non-owner occupied	$-	$13,482	$-	$-	$-	$13,482	0.9%
Total	$-	$13,482	$-	$-	$-	$13,482	0.9%

The Company closely monitors the performance of the loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of modification efforts. The following tables present the amortized cost as of September 30, 2025 and 2024, of loans modified during the 12 months then ended, by aging.

	September 30, 2025
		30-59 Days	60-89 Days	90 Days+	Total	Total
(Dollar amounts in thousands)	Current	Past Due	Past Due	Past Due	Past Due	Loans
Commercial real estate:
Owner occupied	$2,224	$-	$-	$-	$-	$2,224
Non-owner occupied	1,763	-	-	-	-	1,763
Residential real estate	57	-	-	-	-	57
Commercial and industrial	889	-	-	-	-	889
Home equity lines of credit	100	-	-	-	-	100
Construction and other	2,055	-	-	-	-	2,055
Total	$7,088	$-	$-	$-	$-	$7,088

	September 30, 2024
		30-59 Days	60-89 Days	90 Days+	Total	Total
(Dollar amounts in thousands)	Current	Past Due	Past Due	Past Due	Past Due	Loans
Commercial real estate:
Non-owner occupied	$13,483	$-	$-	$-	$-	$13,483
Construction and other	1,819	-	-	-	-	1,819
Total	$15,302	$-	$-	$-	$-	$15,302

As of September 30, 2025, the Bank had a commitment to lend additional funds to a borrower experiencing financial difficulty whose loan was modified of $491,000.  There were no such commitments as of September 30, 2024. During the three and nine months ended September 30, 2025, and 2024, the Bank did not have any loans that were modified for borrowers experiencing financial difficulty and subsequently defaulted. Payment default is defined as movement to nonperforming status, foreclosure or charge-off, whichever occurs first.

Allowance for Credit Losses: Unfunded Commitments

The Company records a separate ACL for unfunded commitments using a methodology that is inherently similar to the methodology used for calculating the ACL for loans. The liability for credit losses on these exposures was $1.3 million and $1.6 million as of September 30, 2025 and December 31, 2024, respectively, and included in “accrued interest payable and other liabilities” on the Consolidated Balance Sheet. The "provision for (recovery of) credit losses" on the Consolidated Statement of Income associated with the liability for unfunded commitments amounted to a recovery of credit losses of $195,000 and $267,000 for the three and nine months ended September 30, 2025, respectively, and a provision for credit losses of $121,000 and $67,000 for the three and nine months ended September 30, 2024.

NOTE 8 – COMMITMENTS AND CONTINGENT LIABILITIES

In the ordinary course of business, various outstanding commitments and certain contingent liabilities are not reflected in the accompanying consolidated financial statements. These commitments and contingent liabilities represent financial instruments with off-balance-sheet risk. The contract or notional amounts of those instruments reflect the extent of involvement in particular types of financial instruments.

Commitments to Extend Credit

The following table summarizes the commitments to extend credit, which were composed of the following:

(Dollar amounts in thousands)	September 30, 2025	December 31, 2024
Commitments to extend credit	$407,440	$468,006
Standby letters of credit	561	798
Total	$408,001	$468,804

The commitments to extend credit involve, to varying degrees, elements of credit and interest rate risk over the amount recognized in the Consolidated Balance Sheet. The Company’s exposure to credit loss, in the event of nonperformance by the other parties to the financial instruments, is represented by the contractual amounts as disclosed. The Company minimizes its exposure to credit loss under these commitments by subjecting them to credit approval, review procedures, and collateral requirements as deemed necessary. Loan commitments generally have fixed expiration dates within one year of their origination.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically one year, with an annual renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized over the coverage period. The collateral is typically bank deposit instruments or customer business assets for secured letters of credit.

Commitments to Fund

We have investments in low-income housing tax credit operating partnerships. As a limited partner, we are allocated tax credits and deductions associated with the underlying properties. Our maximum exposure to loss in connection with the partnerships consists of the unamortized investment balance plus any unfunded equity commitments and tax credits claimed but subject to recapture. The investments at September 30, 2025 and December 31, 2024, were $3.7 million and $1.8 million, respectively, and recorded in the Consolidated Balance Sheet in "accrued interest receivable and other assets". We do not have any loss reserves recorded since we believe the likelihood of loss is remote. The investments are amortized over the period that we expect to receive the tax benefits using the proportional amortization method. For the nine months ended September 30, 2025 and 2024, we recognized $160,000 and $80,000, respectively, of amortization. At September 30, 2025 and December 31, 2024, we had an unfunded tax credit commitment of $2.4 million and $1.5 million, respectively, which is recorded in the Consolidated Balance Sheet in "accrued interest payable and other liabilities".

Cannabis Industry

We provide deposit services to customers who are licensed by the State of Ohio's Division of Cannabis Control to do business as (or are related to) growers, processors, and dispensaries. Marijuana businesses are regulated by the Ohio Department of Commerce and legal in the State of Ohio, although it is not legal at the federal level. The U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) published guidelines in 2014 for financial institutions servicing state-legal cannabis businesses. A financial institution that provides services to cannabis-related businesses can comply with Bank Secrecy Act (“BSA”) disclosure standards by following the FinCEN guidelines. We maintain stringent written policies and procedures related to the acceptance of such businesses and the monitoring and maintenance of such business accounts. We conduct a significant due diligence review of the cannabis business before the business is accepted as a new client, including confirmation that the business is properly licensed by the State of Ohio and site visits. Throughout the relationship, we continue monitoring the business to ensure that the business continues to meet our stringent requirements, including maintenance of required licenses and periodic financial reviews of the business.

While we believe we are operating in compliance with the FinCEN guidelines, there can be no assurance that federal enforcement guidelines will not change. Federal prosecutors have significant discretion, and there can be no assurance that the federal prosecutors will not choose to strictly enforce the federal laws governing cannabis. Any change in the Federal government’s enforcement position could cause us to immediately cease providing banking services to the cannabis industry. We are upfront with our customers regarding the fact that we may have to terminate our deposit services relationship if a change occurs with the Federal government’s position, and that the termination may come with little or no notice.

Litigation

Refer to Note 8 - Commitments and Contingent Liabilities of our Form 10-Q for the period ended June 30, 2025, for information on litigation that was settled during the second quarter of 2025.

NOTE 9 - RELATED PARTY TRANSACTIONS

The following table summarizes lending activities to principal officers, directors, and their affiliates for the periods ended September 30, 2025 and December 31, 2024:

(Dollar amounts in thousands)	September 30, 2025	December 31, 2024
Beginning balance	$26,114	$24,185
New loans	145	3,362
Repayments	(1,809)	(1,377)
Effect of change in related party status	-	(56)
Ending balance	$24,450	$26,114

Deposits of related parties amounted to $29.2 million and $32.5 million as of September 30, 2025 and December 31, 2024, respectively.

NOTE 10 - SEGMENT REPORTING

The Company has one business segment: Bank Segment. The Bank Segment provides customers with a broad range of banking services, including various deposit and lending products to consumer and commercial customers. The Company’s chief operating decision maker (CODM) is the Chief Executive Officer.

The following table shows selected financial data for the Bank Segment for the three and nine months ended September 30, 2025, and 2024. The accounting policies of the segment are the same as those followed by the Company. The information is derived from the internal financial reporting records that are used to monitor and manage the Company's financial performance. The segment expense categories are based on the information regularly provided to the CODM and are considered significant to the segment’s operations. The Bank Segment excludes the income, expenses, and total assets of the parent company, Middlefield Banc Corp, and the parent company’s nonbank asset resolution subsidiary, EMORECO, Inc., which are shown as reconciling items in the following table. There is no authoritative guidance for management accounting equivalent to GAAP, and therefore, the financial results of our business segment are not necessarily comparable with similar information presented by other companies.

	For the Three Months Ended September 30,
	2025			2024
		Reconciling			Reconciling
(Dollar amounts in thousands)	Bank	Items	Total	Bank	Items	Total

Net interest income	$17,693	$(128)	$17,565	$15,218	$(145)	$15,073
Noninterest income	2,310	14	2,324	1,719	24	1,743
Total revenue	20,003	(114)	19,889	16,937	(121)	16,816
Provision for (recovery of) credit losses	392	-	392	2,234	-	2,234
Salaries and employee benefits	6,228	655	6,883	5,899	302	6,201
Occupancy expenses	604	-	604	627	-	627
Data processing costs	1,240	-	1,240	1,248	-	1,248
Other noninterest expense (1)	3,765	606	4,371	3,142	653	3,795
Income tax provision (benefit)	1,367	(288)	1,079	597	(226)	371
Net income (loss)	$6,407	$(1,087)	$5,320	$3,190	$(850)	$2,340
Total assets	$1,975,480	$3,413	$1,978,893	$1,855,461	$2,174	$1,857,635

	For the Nine Months Ended September 30,
	2025			2024
		Reconciling			Reconciling
(Dollar amounts in thousands)	Bank	Items	Total	Bank	Items	Total

Net interest income	$51,456	$(356)	$51,100	$45,573	$(448)	$45,125
Noninterest income	7,356	(10)	7,346	5,332	(33)	5,299
Total revenue	58,812	(366)	58,446	50,905	(481)	50,424
Provision for (recovery of) credit losses	(19)	-	(19)	2,185	-	2,185
Salaries and employee benefits	18,524	1,641	20,165	17,893	752	18,645
Occupancy expenses	1,958	-	1,958	1,780	-	1,780
Data processing costs	3,784	-	3,784	3,665	-	3,665
Other noninterest expense (1)	11,209	1,826	13,035	9,532	2,116	11,648
Income tax provision (benefit)	4,021	(805)	3,216	2,533	(703)	1,830
Net income (loss)	$19,335	$(3,028)	$16,307	13,317	$(2,646)	$10,671
Total assets	$1,975,480	$3,413	$1,978,893	$1,855,461	$2,174	$1,857,635

(1)

Includes expenses that are in the reported measure of net income but not specifically provided to the CODM. Other noninterest expense is composed of expenses such as equipment expense, Ohio state franchise tax, professional fees, advertising expense, and other expenses.

The CODM utilizes net income as the primary measure to allocate resources during the annual budget process. This measure is used by CODM to evaluate the performance of the business segment, with a focus on net interest income, provision for credit losses, noninterest income, and noninterest expense. Net income is compared to both budgeted and comparative historical amounts on a monthly basis. Drivers of any significant variations from budget are assessed. The measure of segment assets is reported as total assets.

NOTE 11 - SUBSEQUENT EVENT

Farmers National Banc Corp ("Farmers") and the Company have entered into an Agreement and Plan of Merger (the "Agreement") dated as of October 22, 2025, which provides for the merger of the Company with and into Farmers (the "Merger"). The merger transaction is subject to certain conditions, including, but not limited to, receipt of Farmers and Company shareholders approvals and the approval of the Merger by various regulatory agencies.

Under the terms of the Agreement, each share of Company common stock immediately prior to completion of the Merger will be converted into the right to receive 2.6 shares of Farmers common stock. The merger consideration will be received from Farmers at the effective time of the Merger. On October 22, 2025, the date of execution of the Agreement, the closing price of Farmers common stock was $13.28 per share. On November 12, 2025, the closing price of Farmers common stock was $13.37 per share. The value of Farmers common stock at the time of completion of the Merger could be greater than, less than, or the same as the value of Farmers common stock on the date of this Form 10-Q. The Merger is expected to close by the end of the first quarter of 2026.